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As filed with the Securities and Exchange Commission on December 11, 2000

Registration No. 333-66999

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ZAMBA CORPORATION
(Formerly known as Racotek, Inc.)
(Exact name of registrant as specified in its charter)

DELAWARE	41-1636021
(State of Incorporation)	(I.R.S. Employer Identification No.)

3033 Excelsior Blvd., Suite 200
Minneapolis, Minnesota 55416
(Address of principal executive offices)

Ian Nemerov
Secretary and General Counsel
Zamba Corporation
3033 Excelsior Blvd., Suite 200
Minneapolis, Minnesota 55416
(612) 832-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

    The 4,957,937 shares of common stock, par value of $0.01, (the "Shares"), of Zamba Corporation (the "Company") registered on the Registration Statement on Form S-3 (File No. 333-66999) (the "Registration Statement") were issued as follows: (a) 2,337,992 Shares, notes with an aggregate principal value of $2,161,674.82 which are convertible into Shares at their current market value, and warrants to purchase 462,247 Shares at an exercise price of $0.0066623 per Share, were issued in connection with the Company's merger with QuickSilver Group, Inc. ("QuickSilver") (the "Merger"), and (b) 1,000,000 shares of Series A Junior Participating Preferred Stock, which are convertible into 1,000,000 Shares, were issued and sold in a private placement. Pursuant to these transactions, the Company agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act") and use its best efforts to cause the registration statement covering the Shares to remain effective until such time as the holders of the Shares may sell the Shares without registration Pursuant to Rule 144 under the Securities Act. As of the date hereof, each of the holders may sell the Shares without registration pursuant to Rule 144 under the Securities Act, subject to compliance with the requirements set forth therein. Accordingly, the Company hereby amends the Registration Statement to withdraw from registration all 4,957,937 Shares under the Registration Statement.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on December 8, 2000.

ZAMBA CORPORATION
BY	/s/ DOUG HOLDEN Doug Holden President and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Doug Holden and Ian Nemerov or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUG HOLDEN Doug Holden	President and Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2000
/s/ MICHAEL H. CARREL Michael H. Carrel	Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2000
/s/ PAUL D. EDELHERTZ Paul D. Edelhertz	Director	December 8, 2000
/s/ JOSEPH B. COSTELLO Joseph B. Costello	Director	December 8, 2000

/s/ DIXON R. DOLL Dixon R. Doll	Director	December 8, 2000
/s/ JOHN OLSEN John Olsen	Director	December 8, 2000
/s/ SVEN A. WEHRWEIN Sven A. Wehrwein	Director	December 8, 2000

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DEREGISTRATION OF SECURITIES
SIGNATURES
POWER OF ATTORNEY